Exhibit 99.2

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	March 2011	March 2010	December 2010
Interest & Loan Fees Income	$73,857	$84,096	$77,208
Tax equivalent adjustment	1,453	1,557	1,415

Interest & Fees Income (FTE)	75,310	85,653	78,623
Interest Expense	14,494	23,617	18,647

Net Interest Income (FTE)	60,816	62,036	59,976

Provision for Loan Losses	4,436	6,868	(5,618)

Non-Interest Income:
Fees from trust & brokerage services	3,310	3,272	3,689
Fees from deposit services	9,631	9,224	9,781
Bankcard fees and merchant discounts	555	1,042	1,573
Other charges, commissions, and fees	454	358	562
Income from bank owned life insurance	1,175	1,028	1,178
Mortgage banking income	234	112	303
Other non-interest revenue	851	915	1,669
Net other-than-temporary impairment losses	(2,110)	(1,486)	(5,369)
Net gains (losses) on sales/calls of investment securities	551	1,108	(30)

Total Non-Interest Income	14,651	15,573	13,356

Non-Interest Expense:
Employee compensation	14,870	14,901	16,202
Employee benefits	4,378	4,494	3,795
Net occupancy	4,387	4,671	4,114
Other expenses	15,347	15,140	17,611
Amortization of intangibles	383	534	411
OREO expense	1,767	1,620	4,862
FDIC expense	2,337	2,391	2,380

Total Non-Interest Expense	43,469	43,751	49,375

Income Before Income Taxes (FTE)	27,562	26,990	29,575

Tax equivalent adjustment	1,453	1,557	1,415

Income Before Income Taxes	26,109	25,433	28,160

Income taxes	8,224	8,011	8,870

Net Income	$17,885	$17,422	$19,290

MEMO: Effective Tax Rate	31.50%	31.50%	31.50%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	March 31 2011 Q-T-D Average	March 31 2010 Q-T-D Average	March 31 2011	December 31 2010
Cash & Cash Equivalents	$443,625	$436,514	$530,771	$461,389

Securities Available for Sale	650,757	790,026	669,342	653,276
Securities Held to Maturity	64,741	74,160	64,477	67,036
Other Investment Securities	73,669	79,161	72,663	74,403

Total Securities	789,167	943,347	806,482	794,715

Total Cash and Securities	1,232,792	1,379,861	1,337,253	1,256,104

Loans Held for Sale	2,715	3,872	890	6,869

Commercial Loans	3,518,647	3,751,314	3,541,507	3,533,559
Mortgage Loans	1,442,937	1,592,216	1,423,725	1,459,286
Consumer Loans	263,980	321,136	260,994	270,506

Gross Loans	5,225,564	5,664,666	5,226,226	5,263,351

Unearned Income	(3,082)	(3,897)	(3,267)	(3,025)

Loans, Net of Unearned Income	5,222,482	5,660,769	5,222,959	5,260,326

Allowance for Loan Losses	(72,941)	(67,900)	(72,975)	(73,033)

Goodwill	311,763	312,069	311,641	311,765
Other Intangibles	2,756	4,586	2,557	2,940

Total Intangibles	314,519	316,655	314,198	314,705

Real Estate Owned	44,922	40,167	44,362	44,770
Other Assets	334,850	341,998	344,649	345,978

Total Assets	$7,079,339	$7,675,422	$7,191,336	$7,155,719

MEMO: Earning Assets	$6,257,807	$6,852,056	$6,344,359	$6,334,914

Interest-bearing Deposits	$4,322,396	$4,791,431	$4,354,849	$4,510,279
Noninterest-bearing Deposits	1,320,246	1,078,209	1,357,074	1,203,255

Total Deposits	5,642,642	5,869,640	5,711,923	5,713,534

Short-term Borrowings	243,653	257,585	271,309	193,214
Long-term Borrowings	337,467	717,678	336,240	386,458

Total Borrowings	581,120	975,263	607,549	579,672

Other Liabilities	53,390	59,758	72,401	69,501

Total Liabilities	6,277,152	6,904,661	6,391,873	6,362,707

Preferred Equity	—	—	—	—
Common Equity	802,187	770,761	799,463	793,012

Total Shareholders’ Equity	802,187	770,761	799,463	793,012

Total Liabilities & Equity	$7,079,339	$7,675,422	$7,191,336	$7,155,719

MEMO: Interest-bearing Liabilities	$4,903,516	$5,766,694	$4,962,398	$5,089,951

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	March 2011	March 2010	December 2010
Quarterly Share Data:

Earnings Per Share:
Basic	$0.41	$0.40	$0.44
Diluted	$0.41	$0.40	$0.44

Common Dividend Declared Per Share	$0.30	$0.30	$0.30

High Common Stock Price	$30.84	$28.00	$30.25
Low Common Stock Price	$25.66	$20.15	$24.15

Average Shares Outstanding (Net of Treasury Stock):
Basic	43,629,364	43,455,296	43,606,591
Diluted	43,700,436	43,534,435	43,677,279

Memorandum Items:

Tax Applicable to Security Sales/Calls	$193	$388	$(11)

Common Dividends	$13,095	$13,051	$13,087

	March 2011	March 2010	December 2010
EOP Share Data:

Book Value Per Share	$18.32	$17.68	$18.18
Tangible Book Value Per Share	$11.12	$10.41	$10.96

52-week High Common Stock Price	$31.99	$28.00	$31.99
Date	04/23/10	03/23/10	04/23/10
52-week Low Common Stock Price	$22.09	$16.39	$20.15
Date	08/24/10	11/20/09	01/06/10

EOP Shares Outstanding (Net of Treasury Stock):	43,645,650	43,498,754	43,621,635

Memorandum Items:

EOP Employees (full-time equivalent)	1,426	1,465	1,451

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Three Months Ended
March 2011	March 2010	December 2010
Selected Yields and Net Interest Margin:
Net Loans	5.24%	5.32%	5.24%
Investment Securities	4.19%	4.97%	4.33%
Money Market Investments/FFS	0.37%	0.38%	0.28%
Average Earning Assets Yield	4.86%	5.05%	4.74%
Interest-bearing Deposits	0.99%	1.35%	1.06%
Short-term Borrowings	0.04%	0.05%	0.04%
Long-term Borrowings	4.75%	4.32%	4.24%
Average Liability Costs	1.20%	1.66%	1.37%
Net Interest Spread	3.66%	3.39%	3.37%
Net Interest Margin	3.92%	3.65%	3.62%

Selected Financial Ratios:

Return on Average Common Equity	9.04%	9.17%	9.64%
Return on Average Assets	1.02%	0.92%	1.03%
Loan / Deposit Ratio	91.44%	96.72%	92.07%
Allowance for Loan Losses/ Loans, net of unearned income	1.40%	1.22%	1.39%
Allowance for Credit Losses (1)/ Loans, net of unearned income	1.44%	1.26%	1.43%
Nonaccrual Loans / Loans, net of unearned income	1.20%	1.11%	1.14%
90-Day Past Due Loans/ Loans, net of unearned income	0.13%	0.18%	0.13%
Non-performing Loans/ Loans, net of unearned income	1.40%	1.29%	1.28%
Non-performing Assets/ Total Assets	1.63%	1.49%	1.57%
Primary Capital Ratio	12.04%	10.92%	12.00%
Shareholders’ Equity Ratio	11.12%	10.10%	11.08%
Price / Book Ratio	1.45	x	1.48	x	1.61	x
Price / Earnings Ratio	16.20	x	16.38	x	17.71	x
Efficiency Ratio	53.44%	53.34%	56.02%

Note: (1) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	March 2011	March 2010	December 2010
Asset Quality Data:
EOP Non-Accrual Loans	$62,703	$62,449	$59,996
EOP 90-Day Past Due Loans	6,539	9,959	6,798
EOP Restructured Loans (2)	3,716	—	437

Total EOP Non-performing Loans	$72,958	$72,408	$67,231

EOP Other Real Estate & Assets Owned	44,362	41,179	44,770

Total EOP Non-performing Assets	$117,320	$113,587	$112,001

	Three Months Ended
	March 2011	March 2010	December 2010
Allowance for Credit Losses:(1)
Beginning Balance	$75,039	$70,010	$72,806
Provision for Credit Losses (3)	4,590	6,868	(5,618)

	79,629	76,878	67,188
Gross Charge-offs	(4,741)	(6,935)	(7,422)
Recoveries	247	423	15,273

Net Charge-offs	(4,494)	(6,512)	7,851

Ending Balance	$75,135	$70,366	$75,039

Note:	(1)	Includes allowances for loan losses and lending-related commitments.
	(2)	Restructured loans with an aggregate balance of $1,067 at March 31, 2011 are on nonaccrual status, but are not included in the “EOP Non-Accrual Loans.” A restructured loan with a balance of $437 thousand at December 31, 2010 was past due 90 days or more, but was not included in the “EOP 90-Day Past due Loans” category.
	(3)	Includes the Provision for Loan Losses and a provision for lending-related commitments included in Other Expenses.